Exhibit 4.3

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made and entered into as of December 24th, 2020 (the “Effective Date”) by and among Outbrain Inc. a Delaware corporation (the “Company”); Yaron Galai and Ori Lahav (each a “Founder” and together, the “Founders”); the holders of shares of Common Stock and Series E Preferred Stock of the Company listed on Schedule 1 attached hereto (together with the Founders, each a “Common Stockholder” and collectively, the “Common Stockholders”); the holders of shares of the Series A Preferred Stock of the Company listed on Schedule 2 attached hereto (each a “Preferred A Stockholder” and together, the “Preferred A Stockholders”), the holders of shares of the Series B Preferred Stock of the Company listed on Schedule 3 attached hereto (each a “Preferred B Stockholder” and together, the “Preferred B Stockholders”), the holders of shares of the Series C Preferred Stock of the Company listed on Schedule 4 attached hereto (each a “Preferred C Stockholder” and together, the “Preferred C Stockholders”) and the holders of shares of the Series D Preferred Stock of the Company listed on Schedule 5 attached hereto (each a “Preferred D Stockholder” and together, the “Preferred D Stockholders” and the holders of shares of the Series F Preferred Stock of the Company listed on Schedule 6 attached hereto (each a “Preferred F Stockholder” and together, the “Preferred F Stockholders” and the holders of shares of the Series G Preferred Stock of the Company listed on Schedule 7 attached hereto (each a “Preferred G Stockholder” and together, the “Preferred G Stockholders”) and the holder of shares of Common Stock listed on Schedule 9 attached hereto (together with its Affiliates “G+J” and together with the Preferred G Stockholders, the Preferred F Stockholders, Preferred D Stockholders, the Preferred C Stockholders, the Preferred B Stockholders and the Preferred A Stockholders, the “Preferred Stockholders”) (the Founders, the Common Stockholders and the Preferred Stockholders are referred to collectively as the “Stockholders”).

RECITALS

WHEREAS, the Preferred Stockholders include the holders of all of the issued and outstanding shares of Series G Preferred Stock of the Company par value $0.001 each (the “Series G Preferred”), Series F Preferred Stock of the Company par value $0.001 each (the “Series F Preferred”), Series D Preferred Stock of the Company par value $0.001 each (the “Series D Preferred”), Series C Preferred Stock of the Company par value $0.001 each (the “Series C Preferred”), Series B Preferred Stock of the Company, par value $0.001 each (the “Series B Preferred”) and Series A Preferred Stock of the Company, par value $0.001 each (the “Series A Preferred”, and together with the Series G Preferred, Series F Preferred, the Series D Preferred the Series C Preferred and the Series B Preferred, the “Preferred Stock”), and the Common Stockholders are the holders of issued and outstanding shares of Common Stock of the Company, par value $0.001 each (“Common Stock”); and

WHEREAS, the Company and certain Stockholders are parties to that certain Stockholders’ Agreement dated February 11, 2015 (the “Prior Stockholders’ Agreement”); and

WHEREAS, the parties to the Prior Stockholders’ Agreement wish to amend and restate in its entirety the Prior Stockholders’ Agreement by entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	Definitions.

1.1          All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Series G Preferred Stock Purchase Agreement dated as of February 11th, 2015 by and among the Company and the Purchasers (as defined therein).

1.2          An “Affiliate” shall mean, with respect to any individual or entity, an individual or entity that, directly or indirectly, controls, is controlled by or is under common control with such individual or entity, including, without limitation, any general partner, managing member, manager, member, officer or director of such entity or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, shares the same management or advisory company with, or is otherwise affiliated with such individual or entity.

1.3          The “Amended Certificate” means the Company’s then-current Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State.

1.4          A “Deemed Liquidation” shall have the meaning set forth in the Amended Certificate.

1.5          An “IPO” means the closing of the Company’s initial underwritten public offering of its Common Stock pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, or equivalent law of another jurisdiction.

1.6          A “Permitted Transferee” shall mean (A) with regards to any Preferred Stockholder or holder of Series E Preferred Stock, any Affiliate of such Stockholder or if such Stockholder is a partnership, any partners, former partners or affiliated partnerships managed by the same manager or managing partner or management company, or managed by an entity controlling, controlled by, or under common control with, such manager or managing partner or management company; and (B) with regards to all Stockholders, (i) any corporation or other entity wholly owned by such Stockholder, (ii) a trustee, spouse, child, brother, sister or other member of such Stockholder’s immediate family (other than pursuant to any decree of divorce, separate maintenance, any property settlement, any separation agreement or other agreement with spouse (except for bona fide estate planning purposes)), (iii) in the event of the Stockholder’s death or permanent disability, the Stockholder’s personal representative, (iv) the Stockholder’s trustee or immediate family member for estate planning purposes, or (vii) transfers by RH Internet II LLC and/or Leon Recanati to Rhodium Ltd. or its Affiliates.

1.7          A “Qualified IPO” shall have the meaning set forth in the Amended Certificate.

1.8          A “Right of First Refusal Holder’s Pro Rata Share” shall mean the quotient for each Right of First Refusal Holder obtained by dividing (i) the sum of (x) the number of shares of Common Stock then held by such Right of First Refusal Holder (as defined below), plus (y) the number of shares of Common Stock issuable upon conversion of the Preferred Stock, then held by such Right of First Refusal Holder by (ii) the sum of (a) the total number of shares of Common Stock then held by all Right of First Refusal Holders, plus (b) the number of shares of Common Stock issuable upon conversion of all then outstanding Preferred Stock held by all Right of First Refusal Holders, except that with respect to Yaron Galai, the Common Stock issued to him prior to February 11, 2015 (including Common Stock to be issued upon exercise of options) shall not be taken into consideration when calculating his pro rata share.

1.9           “Series E Preferred Stock” shall mean shares of the Company’s Series E Preferred Stock, par value $0.001 per share.”

2.	Right of First Refusal.

(a)              Until an IPO, in the event that any stockholder of the Company (each a “Selling Stockholder”) proposes to sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber (each of the foregoing being referred to as a “Disposition”) any of his or its shares of capital stock of the Company (“Shares”) (including any Disposition during such Selling Stockholder’s lifetime or upon such Selling Stockholder’s death by will or intestacy) to any person or entity, other than the Company, which is not at such time a Permitted Transferee of such Selling Stockholder, such Selling Stockholder shall give each person and entity listed on Schedule 8 attached hereto (a “Right of First Refusal Holder”) written notice stating: (a) the Selling Stockholder’s intention to make a Disposition of such Shares; (b) the name of the proposed third party purchaser (the “Third Party”); (c) the number of Shares subject to such Disposition to the Third Party; and (d) the price, terms and conditions of the proposed Disposition to the Third Party. Each Right of First Refusal Holder shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase all or any part of the Right of First Refusal Holder’s Pro Rata Share of such Shares, for the price and upon the terms and conditions specified in the notice, by giving written notice to such Selling Stockholder stating therein the number of Shares to be purchased. If any Right of First Refusal Holder fails to provide a notice that it agrees to purchase its full Right of First Refusal Holder’s Pro Rata Share within such fifteen (15) day period, the Selling Stockholder selling such Shares will give the Right of First Refusal Holders who did so agree (the “Electing Stockholders”) notice of the number of Shares which were not subscribed for. Each Electing Stockholder shall have seven (7) days from the date of such notice to provide notice that it agrees to purchase all or any part of the Right of First Refusal Holder’s Pro Rata Share with respect to the Shares not purchased by such other Right of First Refusal Holders. For purposes of the second election under this Section 2(a), shares held by Right of First Refusal Holders other than Electing Stockholders shall be excluded from the denominator in the definition of a “Right of First Refusal Holder’s Pro Rata Share”, set forth in Section 1.8(ii).

(b)              In the event that the Right of First Refusal Holder(s) fail to agree to purchase all of the Shares subject to the proposed Disposition within the fifteen (15) day and seven (7) day periods specified above, such Selling Stockholder shall have sixty (60) days thereafter to make a Disposition of all of the Shares subject to such proposed Disposition to the Third Party (as specified in the notice pursuant to Section 2(a)), at the price and upon terms and conditions no more favorable to the Third Party than specified in the notice provided to the Right of First Refusal Holders pursuant to Section 2(a) above. In the event that such Selling Stockholder has not made a Disposition of all of the Shares to the Third Party within the sixty (60) day period, such Selling Stockholder shall not thereafter make a Disposition of any Shares without first offering such Shares to the Right of First Refusal Holders in the manner provided above.

(c)              The right of first refusal afforded hereunder to the Right of First Refusal Holders may not be assigned by any Right of First Refusal Holders to, and exercised by, any other person or entity. Notwithstanding any provision in this Section 2 to the contrary, any Preferred Stockholder which chooses to exercise the right of first refusal set forth in this Section 2 may designate as purchasers under such right itself or its partners or Affiliates in such proportions as it deems appropriate.

(d)             Notwithstanding the foregoing, with respect to any stockholder which is a venture capital fund, the following transfers (but not any subsequent transfers) of any shares of capital stock of the Company held by such stockholder shall not be subject to the right of first refusal and the above provisions of this Section 2: (i) any transfer which is a part of the transfer of a significant portion of a portfolio of investments of such venture capital fund, (ii) any transfer to the investors of such venture capital fund in connection with the dissolution of such venture capital funds, (iii) a transfer resulting solely from a regulatory or tax constraint applicable to such venture capital fund or any of the partners of such fund and (iv) any transfer to an Affiliate of such venture capital fund.

(e)              Notwithstanding the foregoing, with respect to Leon Recanati, the following transfers (but not any subsequent transfers) of any shares of capital stock of the Company held by him shall not be subject to the right of first refusal and the above provisions of this Section 2: (i) any transfer which is a part of the transfer of a significant portion of Leon Recanati’s portfolio of investments, made by Leon Recanati personally, in high-tech and similar venture backed companies, and (ii) a transfer resulting solely from a regulatory or tax constraint applicable to Leon Recanati.

(f)               Notwithstanding the foregoing, with respect to RH Internet II LLC and Sigma Investments (1992) Ltd. the following transfers (but not any subsequent transfers) of any shares of capital stock of the Company held by it shall not be subject to the right of first refusal and the above provisions of this Section 2: (i) any transfer which is a part of the transfer of a significant portion of a portfolio of investments of such company, (ii) any transfer to the investors of such company in connection with the dissolution of such company, and (iii) a transfer resulting solely from a regulatory or tax constraint applicable to such company.

(g)              Notwithstanding the foregoing, with respect to Ziv Kop, the following transfers (but not any subsequent transfers) of any shares of capital stock of the Company held by him shall not be subject to the right of first refusal and the above provisions of this Section 2: (i) any transfer which is a part of the transfer of a significant portion of Ziv Kop’s portfolio of investments, made by Ziv Kop personally, in high-tech and similar venture backed companies, and (ii) a transfer resulting solely from a regulatory or tax constraint applicable to Ziv Kop.

(h)              Notwithstanding the foregoing, transfers of any shares of capital stock of the Company held by each of Leon Recanati, Ziv Kop and RH Internet II LLC, between themselves, shall not be subject to the right of first refusal and the above provisions of this Section 2.

(i)               Notwithstanding anything to the contrary in this Section 2, any transfer by any stockholder to its Permitted Transferee, shall be made subject only to such Permitted Transferee agreeing in writing concurrently with such transfer, to assume all of the obligations of such transferring stockholder under all agreements involving the Company and to which such stockholder is a party and/or by which it is bound (excluding employment and consultancy agreements).

(j)               The Company’s equity based plans and all other issuances of Company’s securities will include provisions that subject all shares issuable under such plans or other issuances to the right of first refusal provisions under this Section 2.

3.	Prohibited Stock Sales.

3.1           Prior to the earlier of (a) an IPO, or (b) a Deemed Liquidation, the Founders shall not make a Disposition of all or any of their shares in the capital stock of the Company, of any class or series, or any rights thereto, now owned or hereafter acquired (such shares and rights are hereinafter collectively referred to as the “Securities”) except in accordance with Section 2, this Section 3 and Section 4.

3.2           Notwithstanding Section 3.1 above, beginning January 12, 2011, each Founder may make Dispositions of up to 6.25 percent (6.25%) of his Securities in the Company during any twelve-month period; provided, however, that until the earlier of the closing of (a) an IPO or (b) a Deemed Liquidation, no Founder make a Disposition of more than 25 percent (25%) of his shares.

3.3           Notwithstanding the foregoing, the restrictions set forth in this Section 3 shall cease to apply to a Founder upon the written consent of the Preferred Stockholders holding more than fifty percent (50%) of the Company’s then issued and outstanding Preferred Stock (on an as converted basis) and/or upon the death or permanent disability of such Founder.

4.	Co-Sale.

4.1           Without derogating from the provisions of Sections 2 and 3 above, until an IPO, the following shall apply with respect to any Disposition by a Founder, other than any Disposition made in compliance with Section 3.2 above, which Disposition shall not be subject to the provisions of this Section 4.

4.2           Should a Founder or any of his Permitted Transferees (a “Co-Sale Offeree”), receive one or more bona fide offers (a “Purchase Offer”), from any person or entity (the “Third Party”) to purchase from such Co-Sale Offeree some or all of the stock held by such Co-Sale Offeree (the “Offered Shares”), which Purchase Offer: (i) the Co-Sale Offeree intends to accept; and (ii) is not in breach of the Co-Sale Offeree’s restrictions set forth in Section 3 above, then (i) Index Ventures Growth II (Jersey), L.P. and/or its Affiliates (collectively, “Index”) for so long as Index holds at least two million (2,000,000) shares (as adjusted for any stock splits, recapitalizations, stock dividends or the like) of the Company’s issued and outstanding capital stock; (ii) Susquehanna Growth Equity Fund IV, LLLP and/or its Affiliates (collectively, “SGE”) for so long as SGE holds at least two million (2,000,000) shares (as adjusted for any stock splits, recapitalizations, stock dividends or the like) of the Company’s issued and outstanding capital stock; and (iii) each other holder of at least five percent (5%), or in the case of HarbourVest Partners, L.P. and its Affiliates, G+J and SGE at least two percent (2%) in the aggregate, of the Company’s issued and outstanding capital stock (on an as-converted basis) (each, a “Qualified Holder”) shall have the right to participate in the Co-Sale Offeree’s sale of the Offered Shares, in accordance with this Section 4, pursuant to the specified terms and conditions of such Purchase Offer.

4.3           Upon receipt of a Purchase Offer, the Co-Sale Offeree shall promptly notify all of the Qualified Holders in writing of the name and address of the Third Party and the terms and conditions of such Purchase Offer (the “Co-Sale Notice”). Each Qualified Holder shall be entitled, upon written notice to the Co-Sale Offeree within fifteen (15) days after receipt of the Co-Sale Notice (the “Participation Notice”), to sell to the Third Party up to that number of the shares of capital stock of the Company owned by such Qualified Holder (the “Equity Shares”) determined by multiplying the total number of Offered Shares times a fraction the numerator of which is the number of shares of Common Stock owned by such Qualified Holder (assuming for the purposes of this section, the conversion of all Preferred Stock into Common Stock) and the denominator of which is the total number of shares of Common Stock owned by all of the Qualified Holders and the selling Co-Sale Offeree (assuming, for purposes of this section, the conversion of all Preferred Stock into Common Stock). Such Participation Notice shall indicate, subject to the terms of this section, the number of shares of capital stock of the Company that such Qualified Holder undertakes to transfer to the Third Party, provided that such Participation Notice will include one or more duly executed stock power representing such Qualified Holder’s stock to be sold free and clear of all liens. To the extent one or more of the Qualified Holders exercises such right in accordance with the terms and conditions set forth below, the number of Securities that the Co- Sale Offeree may sell pursuant to such Purchase Offer shall be correspondingly reduced. At the closing of the sale of Co-Sale Securities to the Third Party, the Co-Sale Offeree shall transfer his shares to the Third Party only if the Third Party concurrently therewith purchases, on the same terms and conditions specified in the Co-Sale Notice, all of the shares of capital stock of the Company as to which Participation Notices have been delivered.

4.4           Notwithstanding any provision in this Section 4 to the contrary, any Preferred Stockholder which chooses to exercise the right of co-sale set forth in this Section 4 may designate as sellers under such right itself or its partners or Affiliates in such proportions as it deems appropriate.

4.5           In the event that any Co-Sale Offeree should make a Disposition of any securities in contravention of this Section 4, the Qualified Holders may proceed to protect and enforce their rights by suit in equity or by action at law, whether for the specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of the Qualified Holders or to take one or more of such actions.

5.	Exempted Transfers.

Notwithstanding the foregoing or anything to the contrary herein, in addition to the exceptions to the transfer restrictions set forth in Section 2, the provisions of Section 2 shall not apply (i) with respect to shares of Common Stock held by any of Leon Recanati, MTS Investments, Inc., Sigma Investments (1992) Ltd., Provident Fund of the Employees of the Hebrew University of Jerusalem Ltd., Michel Crouhy, Gemini Israel IV L.P., Gemini Israel IV (Annex Fund) L.P., Gemini Partners Investors IV L.P., Gemini Partners Investors IV (Annex Fund) L.P., Lightspeed Venture Partners VII, L.P., SGE, Index or G+J and (ii) with respect to the Preferred Stock, in each case with regard to a pledge of capital stock that creates a mere security interest in such capital stock, provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the pledgor making such pledge. In addition, the provisions of Sections 2, 3 and 4 shall not apply upon a Disposition of capital stock by the holder made for bona fide tax planning purposes, either during his lifetime or on death by will or intestacy to his spouse, child (natural or adopted), or any other direct lineal descendant of the holder (or his spouse) (all of the foregoing collectively referred to as “family members”), or any other relative/person approved by the Board of Directors of the Company, or any custodian or trustee of any trust, corporation partnership, limited liability company or other entity for the benefit of, or the ownership interests of which are owned wholly by, the holder or any such family members; provided that the holder shall deliver prior written notice to the Preferred Stockholders of such pledge, gift or transfer and such shares of capital stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a party (but only with respect to the securities so transferred to the transferee).

6.	Bring-Along Rights.

6.1           Until an IPO, and subject to the voting rights set forth in the Amended Certificate, in the event a third party offers to purchase all or substantially all of the issued capital stock and/or assets of the Company in one transaction or a series of related transactions or otherwise effect a Deemed Liquidation (the “Purchase Offer”), then, in the event that Stockholders holding more than fifty percent (50%) of the Company’s then issued and outstanding share capital, which majority shall also include Preferred Stockholders holding more than fifty percent (50%) of the Company’s then issued and outstanding Preferred Stock (on an as-converted basis), agree to accept the Purchase Offer (each of the above mentioned Preferred Stockholders agreeing to accept the Purchase Offer shall be referred to as a “Drag Along Stockholder”), then, provided that the Purchase Offer received all necessary consents in accordance with the Company’s Amended and Restated Certificate of Incorporation:

(i)          at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, each of the other stockholders of the Company (the “Remaining Holders”) shall vote all shares of capital stock of the Company that such Remaining Holder then holds or for which such Remaining Holder otherwise then has voting power: (A) in favor of approval of the Purchase Offer and any matter that could reasonably be expected to facilitate the Purchase Offer, and (B) against any proposal for any recapitalization, merger, sale of assets or other business combination (other than the Purchase Offer) between the Company and any person or entity other than the party or parties to the Purchase Offer or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to the Purchase Offer or which could result in any of the conditions to the Company’s obligations under such agreement(s) not being fulfilled;

(ii)         if the Purchase Offer is structured as (A) a merger, consolidation or sale of assets, each Remaining Holder shall waive any dissenters’ rights or similar rights in connection with such merger, consolidation or sale of assets, or (B) a sale of stock, each Remaining Holder shall agree to sell all of the Shares and rights to acquire shares of capital stock of the Company held by such Remaining Holder on the terms and conditions approved by the Drag Along Stockholders; and

(iii)        each Remaining Holder shall take all necessary actions in connection with the consummation of the Purchase Offer as requested by the Company or the Drag Along Stockholders and shall, if requested by the Drag Along Stockholders, execute and deliver any agreements prepared in connection with such Purchase Offer which agreements are executed by the Drag Along Stockholders.

(b)           Each Remaining Holder hereby grants to the Chief Executive Officer of the Company an irrevocable proxy, coupled with an interest, effective upon a failure or a refusal by any such Remaining Holder to vote its Shares in accordance herewith, within 30 days of the receipt of notice of the Purchase Offer, to vote all of such Remaining Holder’s Shares and to take such other actions to the extent reasonably necessary to carry out the provisions of this Section 6 in the event of any breach or imminent breach of this Section 6. The Company and all of its stockholders each agree and acknowledge that: (i) monetary damages would not adequately compensate an injured party for the breach of this Section 6 by any party; (ii) this Section 6 shall be specifically enforceable; and (iii) any breach or threatened breach of this Section 6 shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach. In the event that any party hereto who is a stockholder of the Company fails to surrender its stock certificate in connection with the consummation of such Purchase Offer, such certificate shall be deemed automatically canceled and the Company shall be authorized to issue a new certificate in the name of the third party purchaser that made the Purchase Offer (or such other person as is requested by the purchaser) and the Company’s Board of Directors shall be authorized to establish an escrow account into which the consideration for such canceled shares shall be deposited and to appoint a trustee to administer such account.

6.2           The proceeds of the Purchase Offer shall be distributed pursuant to Article IV(B)(2) of the Amended Certificate.

6.3           The Company’s equity based plans and all other issuances of Company’s securities will include provision that subject all shares issuable under such plans or other issuances to the provisions of this Section 6.

6.4           The provisions of Section 2, 3 and 4 shall not apply to a sale of shares in accordance with this Section 6.

6.5           Notwithstanding the foregoing, a Remaining Stockholder will not be required to comply with this Section 6 in connection with any Purchase Offer unless:

(a)            any representations and warranties to be made by such Remaining Stockholder in connection with the Purchase Offer are limited to representations and warranties related to authority, ownership and the ability to convey title to the shares of capital stock of the Company held by such Remaining Stockholder, including but not limited to representations and warranties that (i) the Remaining Stockholder holds all right, title and interest in and to the shares of capital stock of the Company such Remaining Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Remaining Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Remaining Stockholder have been duly executed by the Remaining Stockholder and delivered to the acquirer and are enforceable against the Remaining Stockholder in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Remaining Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(b)           the Remaining Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other person or entity in connection with the Purchase Offer, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Stockholder of any of identical representations, warranties and covenants provided by all Stockholders);

(c)           the liability for indemnification, if any, of such Remaining Stockholder in connection with the Purchase Offer and for the inaccuracy of any representations and warranties made by the Company or its Stockholders in connection with such Purchase Offer, is several and not joint with any other person or entity (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Stockholder of any of identical representations, warranties and covenants provided by all Stockholders), and subject to the provisions of the Amended Certificate related to the allocation of the escrow, is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Remaining Stockholder in connection with such Purchase Offer;

(d)           liability shall be limited to such Remaining Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Purchase Offer in accordance with the provisions of the Amended Certificate) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Remaining Stockholder in connection with such Purchase Offer, except with respect to claims related to fraud by such Remaining Stockholder, the liability for which need not be limited as to such Remaining Stockholder;

(e)           upon the consummation of the Purchase Offer, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each Common Stockholder will receive the same amount of consideration per share of Common Stock or Series E Preferred Stock, as applicable, as is received by other Common Stockholders in respect of their shares of Common Stock or shares of Series E Preferred Stock, as applicable, and (iv) the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock (assuming for this purpose that the Purchase Offer is a Deemed Liquidation) in accordance with Article IV (B)(2) of the Amended Certificate in effect immediately prior to the Purchase Offer; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for the shares of capital stock of the Company held by the Common Stockholders or the Preferred Stockholders, as applicable, pursuant to this Subsection 6.5(e) includes any securities and due receipt thereof by any Common Stockholder or Preferred Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Common Stockholder or Preferred Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, the Company may cause to be paid to any such Common Stockholder or Preferred Stockholder in lieu thereof, against surrender of the shares of capital stock of the Company held by the Common Stockholder or Preferred Stockholder, as applicable, which would have otherwise been sold by such Common Stockholder or Preferred Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Common Stockholder or Preferred Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the shares of capital stock of the Company held by such Common Stockholder or Preferred Stockholder, as applicable;

(f)            subject to clause (e) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Purchase Offer, all holders of such capital stock will be given the same option; provided, however, that nothing in this Section 6.5(f) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s Stockholders; and

(g)           G+J shall not be required to agree to (i) a release of claims except in its capacity as a stockholder of the Company, or (ii) any non-competition restriction and, with respect to any non-solicitation, no hire, or other restrictive covenant, the Company shall use commercially reasonable efforts, taking into account G+J’s commercial requirements, to obtain an exemption for G+J; provided, however, such limitation shall not be deemed to limit, terminate or otherwise impair the Company’s ability to enforce its rights pursuant to Section 24 of that certain Share Purchase Agreement dated February 25, 2019 by and among G+J, the Company and the other persons named therein to the extent the rights set forth in such section were in effect immediately prior to the closing of such Purchase Offer.

7.	Composition of the Board.

7.1           Until the consummation of a Qualified IPO, the Company’s Board of Directors shall consist of up to nine (9) members, who shall be appointed as follows:

(a)            The holders of a majority of the Company’s issued and outstanding Common Stock and Series E Preferred Stock, voting together as a single class (and not including any series of Preferred Stock that are convertible into Common Stock except for the Series E Preferred Stock), shall be entitled to elect two (2) directors of the Company, who shall be nominated by the Founders, but (with respect to each Founder) only for so long as he owns securities in the Company (in the event that the Founders do not own securities in the Company, the Company’s Board of Directors shall name such nominees) (the “Common Director”);

(b)            The holders of Preferred Stock, voting together as a single class, shall have the right to appoint six (6) directors, to be designated: one (1) by Viola Ventures III, L.P., one (1) by Lightspeed Venture Partners VII, L.P., one (1) by Gemini Israel IV L.P., one (1) by Leon Recanati, one (1) by Index and one (1) by SGE; provided that, immediately prior to the effectiveness of the registration statement for the Company’s IPO, SGE shall cause the director appointed by it to resign from the Board of Directors pursuant to the pre-signed letter of resignation delivered to the Company on the date hereof, which will become effective immediately prior to the effectiveness of the registration statement for the Company’s IPO. SGE shall no longer have the right to appoint a director after such time; and

(c)            So long as G+J continues to hold capital stock of the Company that represents at least 5% of the issued and outstanding shares of stock of the Company on a fully diluted basis G+J shall be entitled to designate one (1) member of the Board of Directors.

7.2           Until the consummation of a Qualified IPO each of (i) the Common Stockholders (voting together as a single class), (ii) the Preferred A Stockholders (on an as converted basis, voting together as a single class), (iii) HarbourVest Partners L.P. (“HarbourVest”), (iv) Viola Ventures III, L.P., (v) Index and (vi) to the extent that G+J holds capital stock of the Company that represents less than 5% but at least 2% of the issued and outstanding shares of stock of the Company on a fully diluted basis, G+J, shall each be entitled to appoint a non-voting observer to the Company’s Board of Directors (the “Observer”) (provided however, that the Company shall not be required to pay any expenses of an Observer, other than the Observer appointed by HarbourVest, in connection with such Observer’s participation in a meeting of the Company’s Board of Directors and, provided further, that each such Observer shall, as a condition precedent to attending a meeting of the Company’s Board of Directors and/or receiving any materials from the Company, execute a confidentiality agreement as approved by the Company). The Company shall provide to each Observer that has signed a confidentiality agreement as approved by the Company the same materials provided to each of the members of the Company’s Board of Directors, provided the Company may withhold some or all of such materials if the Board of Directors, in its reasonable discretion, determines that such materials are particularly sensitive and confidential.

7.3           Each committee of the Company’s Board of Directors shall include at least two of the directors appointed by the holders of Preferred Stock. No powers conferred to the Company’s Board of Directors may be delegated to any of its committees (each a “Committee”) without the prior written consent of at least two of the directors appointed by the holders of Preferred Stock. Notwithstanding the foregoing, no powers may be delegated to any Committee if the effect of such delegation is to adversely affect the board approval rights held by the Preferred Stockholders.

7.4           Each party to this Agreement agrees that it shall vote all shares of the Company it holds or otherwise has the power to vote (including, without limitation, any Common Stock obtained upon the conversion of Preferred Stock and all shares acquired after the date of this Agreement) to ensure election or removal of the Company’s directors in accordance with the provisions of this Section 7. Any director may only be removed and replaced as set forth in Section 7.1. A resolution regarding the filling of vacancies, and replacement and removal of directors may be adopted in a meeting of the relevant class or by a written consent of the relevant class, in each case, by a majority vote.

7.5           The right of a specific stockholder, to designate the members of the Company’s Board of Directors as specified above, shall remain in effect as long as such stockholder and/or its Affiliates owns shares of the Company. Except as otherwise set forth above, in the event that any such stockholder and/or its Affiliates no longer hold shares in the Company, the applicable board member shall be appointed by the applicable class, without any right or obligation to vote for a specific designee.

7.6           The Company will take all steps necessary to ensure that: (i) those holders entitled to appoint member(s) to the Board of Directors of the Company shall also be entitled to appoint directors, in the same number and under the same conditions, to the Board of Directors of each subsidiary of the Company; and (ii) that the veto rights and special majority requirements for taking certain actions as set forth in Section 4 of Article IV of the Amended Certificate, also apply to any such action or resolution of a subsidiary.

7.7           The Company shall reimburse the members of the Board of Directors, and the observer appointed by HarbourVest, for all out of pocket expenses (including travel expenses) incurred as directors, or as an observer in the case of HarbourVest, of the Company (i) with respect to participation in Board meetings, in accordance with a policy to be adopted by the Board of Directors, and (ii) with respect to other expenses, if such expenses have been approved in advance by the Company.

7.8           Indemnification Matters. The Company hereby acknowledges that certain directors including any director appointed by G+J (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the holders of the Company’s Common Stock, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series F Preferred and Series G Preferred, as applicable, and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Amended Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

8.             Changes in Stock. If, from time to time during the term of this Agreement (a) there is a dividend of any security, stock split or other change in the character or amount of any of the outstanding securities of the Company or (b) there is any consolidation or merger immediately following which stockholders of the Company hold more than fifty percent (50%) of the voting equity securities of the surviving corporation, then, in such event, any and all new, substituted or additional securities or other property to which any stockholder is entitled by reason of his ownership of the Shares shall be immediately subject to the provisions of this Agreement and be included in the word “Shares” and “Securities” for all purposes of this Agreement with the same force and effect as the Shares and Securities presently subject to this Agreement and with respect to which such securities or property were distributed.

9.             Legends. All certificates representing any Shares subject to the terms of this Agreement shall have endorsed thereon a legend to substantially the following effect:

“THE SALE, PLEDGE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT BY AND AMONG THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS.”

10.           Transfer of Stock. The Company shall not (a) permit any transfer on its books of any Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) treat as owner of such Shares or accord the right to vote as owner or to pay any dividends to any transferee to whom such Shares shall have been sold or transferred in violation of any of the provisions set forth in this Agreement.

11.           Strategic Stand-Still. Except in connection with the sale of all or substantially all of the Company’s issued capital stock or any other Deemed Liquidation, no Stockholder shall transfer, any securities of the Company or grant any right with respect to such securities (any such action, a “Grant”), to a strategic investor, as determined by a majority of the Company’s Board of Directors (any such investor, including affiliates and/or other parties acting in concert with it, a “Strategic Investor”), if following such Grant, the Strategic Investor will hold (beneficially or of record) or have the right to acquire or the right to vote or direct the vote of, securities of the Company which constitute, or are convertible into, in the aggregate, more than 20% of the Company’s capital stock, unless the holders of at least sixty-six percent (66%) of the Preferred Stock (on an as converted basis, voting together as a single class) have provided their prior written consent to such Grant (the “Written Consent”), and then, only on the terms and conditions set forth in the Written Consent. The Written Consent shall also be required for any additional Grant to a Strategic Investor which has already received a Written Consent with respect to a prior Grant.

12.          Termination. The provisions of Sections 9 through 11 shall terminate upon an IPO, and this Agreement shall terminate upon the closing of a Qualified IPO.

13.          Miscellaneous.

13.1        Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

13.2        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding that body of law pertaining to conflict of law. The parties hereto agree to submit to the jurisdiction of the United States federal and state courts of the State of Delaware with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

13.3        Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

13.4        Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, and amend and restate in its entirety the Prior Stockholders’ Agreement. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of (i) the Company, and (ii) the holders of more than fifty percent (50%) of the issued and outstanding Preferred Stock (on an as converted basis, together as a single class) which are held by parties to this Agreement, provided, however, (a) should such waiver or amendment change the rights or privileges granted to a particular stockholder or class or series of stockholders, in a manner adverse and different from other stockholders (such more adversely affected stockholders, a “Discriminated Class”), then such waiver or amendment shall be subject to the written approval of the stockholder/s who are the owners of record of a majority of the issued and outstanding shares of such Discriminated Class voting together as a single class, and (b) any right or limitation provided for the express benefit of a specifically named party to this Agreement may not be amended or waived without the consent of such party. Further, Sections 6.2 and 6.5(e)(iv) and this sentence may not be amended or waived (i) as long as any originally issued shares of Series G Preferred remains outstanding, without the written consent of the owners of record of at least fifty-one percent (51%) of the outstanding shares of Series G Preferred, (ii) as long as any of the originally issued shares of Series F Preferred remain outstanding, without the written consent of the holders of at least fifty-one percent (51%) of the outstanding shares of Series F Preferred, and (iii) as long as any of the originally issued shares of Series D Preferred remain outstanding, without the written consent of the holders of at least sixty percent (60%) of the outstanding shares of Series D Preferred. Any amendment or waiver adopted with the applicable foregoing consents shall be binding upon all parties to this Agreement.

13.5        Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth below:

if to the Preferred B Stockholders or the Preferred C Stockholders or the Preferred D Stockholders or the Preferred F Stockholders or the Preferred G Stockholders to the addresses set forth in Schedule 3 or Schedule 4 or Schedule 5 or Schedule 6 or Schedule 7, as applicable:

with a copy (which shall not constitute notice) to:

Yigal Arnon & Co.

22 J. Rivlin Street

Jerusalem 94240, Israel

Facsimile: +972 (2) 623-9236

Attn: Yarom Romem, Adv.

E-mail: yaromr@arnon.co.il

with a copy (which shall not constitute notice) to:

Meitar, Liquornik, Geva & Leshem, Brandwein

16 Abba Hillel Silver Rd.

Ramat Gan 52506, Israel

Facsimile: +972 (3) 610-3656

Attn: Asaf Harel, Adv.

E-mail: aharel@meitar.com

and to:

Shenhav & Co. Law Offices

4 Ha’nechoshet St.,

Tel Aviv 69710, Israel

Facsimile: +972 (3) 611-0788

Attn: Shmulik Atias, Adv.

E-mail: shmulik@shenhavlaw.co.ilshmulik@shenhavlaw.co.il

and to:

Goodwin Procter LLP

135 Commonwealth Drive

Menlo Park, CA 94025

Attn: Anthony McCusker, Esq.

and to:

Amit, Pollak, Matalon & Co.

Nitsba Tower, 18th Fl.

17   Yitzhak Sadeh St.

Tel-Aviv 67775 Israel

Tel. +972 3 5689018 ext. 148

Fax. +972 3 5689017

Attn: Daniel Marcus, Adv.

if to the Preferred A Stockholders: to the addresses set forth in Schedule 2 with a copy to:

Barak S. Platt

Yigal Arnon & Co.

1 Azrieli Center

Tel Aviv 67021 Israel

Facsimile: (972-3) 608-7714

if to the Common Holders: to the addresses set forth in Schedule 1 if to the Company:

Michael J. Kistler

Outbrain Inc.

39 West 13th Street NY, NY 10011

Facsimile: (917) 591-5856

and to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Tel.: 212 407-4937

Facsimile: 212 656-1076

Attn: Lloyd L. Rothenberg

if to G+J to the addresses set forth on Schedule 9.

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 13.5 shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

13.6        Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

13.7         Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

13.8         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

13.9         Additional Parties. Notwithstanding anything to the contrary contained herein, if shares of Series E Preferred Stock are issued on or after the date hereof or additional Common Stock are issued after the date hereof pursuant to exercise of Awards under the Company’s 2007 Omnibus Securities and Incentive Plan (as such term is defined therein) or pursuant to exercise of warrants, any holder of such Series E Preferred Stock or purchaser of Common Stock shall become a party to this Agreement by executing a Joinder Agreement, substantially in the form attached hereto as Exhibit A, and thereafter shall be deemed a “Common Stockholder” for all purposes hereunder, and Schedule I to this Agreement shall be updated to reflect the addition of such “Common Stockholder”.

13.10      Aggregation of Stock. All Preferred Stock or Common Stock, as the case may be held or acquired by a stockholder and its Permitted Transferee(s), and Leon Recanati and RH Internet II LLC, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Stockholders’ Agreement as of the date set forth above.

OUTBRAIN INC.

By:	/s/ Yaron Galai
Name: Yaron Galai
Title: CEO

/s/ Yaron Galai
YARON GALAI

/s/ Ori Lahav
ORI LAHAV

Signature page to SHA

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Stockholders’ Agreement as of the date set forth above.

SUSQUEHANNA GROWTH EQUITY FUND IV, LLLP

By:	Susquehanna Growth Equity, LLC, its authorized agent

By:	/s/ Amir
Name: Amir
Title: Goldman

HARBOURVEST PARTNERS IX-VENTURE FUND L.P.

By:	HarbourVest IX-Venture Associates L.P., its General Partner
By:	HarbourVest IX-Venture Associates LLC, its General Partner
By:	HarbourVest Partners, LLC, its Managing Member

By:	/s/ Peter B. Lipson
Name: Peter B. Lipson
Title: Managing Director

HARBOURVEST/NYSTRS CO-INVEST FUND L.P.

By:	HIPEP VI Select Associates L.P., its General Partner
By:	HIPEP VI Select Associates LLC, its General Partner
By:	HarbourVest partners, LLC, its Managing Member

By:	/s/ Peter B. Lipson
Name: Peter B. Lipson
Title: Managing Director

LIGHTSPEED VENTURE PARTNERS VII L.P.

By:	Lightspeed General Partner VII, L.P., its General Partner
By:	Lightspeed Ultimate General Partner VII, Ltd., its General Partner

By:	/s/ Ravi Mhatre
Name: Ravi Mhatre
Title:

Signature page to SHA

VIOLA VENTURES, III L.P.

By:	Viola 3 Ltd., its General Partner

By:	[ILLEGIBLE]	[ILLEGIBLE]
Name:
Title:

GEMINI ISRAEL IV L.P. GEMINI ISRAEL IV (ANNEX FUND) L.P.

By:	Gemini Associates IV L.P., its General Partner
By:	Gemini Associates IV G.P., its General Partner

By:	/s/ Yossi Sela	/s/ Menashe Ezra
	Name: Yossi Sela	Menashe Ezra
	Title: Managing Partner	Managing Partner

By:	/s/ Yossi Sela	/s/ Menashe Ezra
	Name: Yossi Sela	Menashe Ezra
	Title: Managing Partner	Managing Partner

GEMINI PARTNERS INVESTORS IV L.P. GEMINI PARTNERS INVESTORS IV (ANNEX FUND) L.P.

By:	Gemini Israel Funds IV Ltd., its General Partner

By:	/s/ Yossi Sela	/s/ Menashe Ezra
	Name: Yossi Sela	Menashe Ezra
	Title: Managing Partner	Managing Partner

By:	/s/ Yossi Sela	/s/ Menashe Ezra
	Name: Yossi Sela	Menashe Ezra
	Title: Managing Partner	Managing Partner

Signature page to SHA

INDEX VENTURES GROWTH II (JERSEY), L.P.
INDEX VENTURES GROWTH II PARALLEL ENTREPRENEUR FUND (JERSEY), L.P.

By:	Index Venture Growth Associates II Limited, its Managing General Partner

By:	/s/ N.T. Greenwood
Name: N.T. Greenwood
Title: Director

By:	/s/ I J Henderson
Name: I J Henderson
Title: Director

YUCCA (JERSEY) SLP

By:	Elian Employee Benefit Services Limited as Authorized Signatory of Yucca (Jersey) SLP in its capacity as administrator of the Index Co-Investment Scheme

By:	/s/ David Middleton	/s/ Luke Aubert
	Name: David Middleton	Luke Aubert
Title: Authorised Signatories

RH INTERNET II LLC

By:
Name:
Title:

VINTAGE INVESTMENT PARTNERS V (CAYMAN), L.P.
VINTAGE INVESTMENT PARTNERS V (ISRAEL), L.P.

By:	Vintage Investment Partners 5, L.P., its General Partner
By:	Vintage Fund 5 Ltd., its General Partner

By:
Name:
Title:

Signature page to SHA

MICHEL CROUHY

MICHAL EDELSTYN (by Simon Edelstyn by Proxy)

ZOHAR GILON

LEON RECANATI

PROVIDENT FUND OF THE EMPLOYEES OF THE HEBREW UNIVERSITY OF JERUSALEM LTD.

By:
Name:
Title:

MTS INVESTMENTS INC.

By:
Name:
Title:

STARTIFY (1992) LTD. (FKA SIGMA INVESTMENTS 1992 LTD.)

By:
Name:
Title

LOEB & LOEB LLP

By:
Name:
Title:

Signature page to SHA

GRUNER + JAHR GMBH

By:
Name:
Title:

Signature page to SHA

Dan Galai	Mickey Kertesz
Ziv Kop	Efrat Perez
Ilan Lior	Amir Lahav
Hanan Salinger	Dalit Lahav
Rani Nelken	Isaschar Kurt
Eytan Galai	Rotem Doron
Uri Galai	Ester Shabtai
Noam Galai	Doron Levin

Signature page to SHA

SCHEDULE 1

THE COMMON STOCKHOLDERS

Name and Address

Dan Galai
20a Harav Berlin St.
Jerusalem, Israel

Ziv Kop
85 Medinat Hayehudim,
Hertzlia

Ilan Lior
11 Menachem Begin St.,
Ramat Gan 52681, Israel

Hanan Salinger
11 Menachem Begin St.,
Ramat Gan 52681, Israel

Loeb & Loeb
345 Park Ave,
NY, NY 10154-1895

Mickey Kertesz
Verburg 6, Tel Aviv,
64289

Rani Nelkin
53 Standish St.,
Cambridge MA 02138
USA

Eytan Galai
20 Burla St., Jerusalem,
Israel

Uri Galai
2 Oush St., Jerusalem,
Israel

Noam Galai
142 E 33rd St. APT 2C.
NY, NY 10016
Isaschar Kurt
8 Mania Shochat St.,
Holon, Israrel

Doron Levin
4 Hanegba St.,
Zichron
Yaacov, Israel

Efrat Perez
Tachkemoni 6\2 Pardes
Hana 63714

Amir Lahav
Moshav Moledet D.N.
Gilboa, Israel

Dalit Lahav
Kibutz Nachsholim D.N.
Hof Viola 30815

Ester Shabtai
Tsuntz 20, Tel Aviv

Rotem Doron
Sigma Investments (1992)
Ltd.

Aba Hilel 14A, Ramat –
Gan
MTS Investments Inc.
C\O Mutualart Inc.
298 Fifth Ave. NY, NY 1
0001
USA

Series E Preferred Holders
(Visual Revenue merger)

Lerer Media Ventures, L.P.

Lerer Ventures II, L.P.

KIMA Ventures

NYC Seed, LLC

SV Angel III, LP

Fabrice Grinda

Tim Holbech

Ariel Lebowits

K. Fonager Holdings ApS

TFG Holding ApS

Tobias Peggs

John Batdorf

Serendipity Investments,
S.L.

C. Taylor Greene

Dennis Mortensen

IA Venture Strategies
Fund II, L.P.

IA Venture Strategies II

Schedule 1 to SHA

Side Fund, L.P.

SoftBank Capital Technology New York Fund, L.P.

G&H Partners

Original 8 ApS

Charles Holbech

Tejaswi Nadahalli

Alex Poon

Schedule 1 to SHA

SCHEDULE 2

THE PREFERRED A STOCKHOLDERS

Name and Address

GEMINI ISRAEL IV L.P.

GEMINI PARTNERS INVESTORS IV L.P.

11 Hamenofim Street

Herzlia Pituach

Israel

LIGHTSPEED VENTURE PARTNERS VII, L.P.
2200 Sand Hill Road, Suite 100
Menlo Park, CA 94025
USA

Leon Recanati
27 Yoav St.,
690811, Israel
Fax: +972-9-9701866

PROVIDENT FUND OF THE EMPLOYEES OF THE HEBREW UNIVERSITY OF JERUSALEM LTD. High-Tech Village 2\2
Givat Ram Jerusalem
FAX: +972-2-6586779

Michel Crouhy

Clinton St.

Brooklyn, NY 11201 USA

Schedule 2 to SHA

SCHEDULE 3

THE PREFERRED B STOCKHOLDERS

Name and Address:

VIOLA VENTURES, III L.P.
Delta House
16 Abba Eben Avenue
Herzeliya 46725
Israel
Attn: Michal Cohen
Tel: +972-9-9720400
Fax: +972-9-9720401
Email:Michalc@Violaventures.comMichalc@Violaventures.com

LIGHTSPEED VENTURE PARTNERS VII, L.P.
2200 Sand Hill Road, Suite 100
Menlo Park, CA 94025
USA

GEMINI ISRAEL IV L.P.
GEMINI PARTNERS INVESTORS IV L.P.
11 Hamenofim Street
Herzlia Pituach
Israel

Michel Crouhy
160 Clinton St.
Brooklyn, NY 11201 USA

Zohar Gilon
28 Shalva Street
Herzliya Pituach
46705 Israel

Yaron Galai
200 Rector Pl.
NY, NY 10280

Leon Recanati
27 Yoav St.,
690811, Israel
Fax: +972-9-9701866

RH INTERNET II LLC
c/o Tigris Group Inc.
535 Madison Avenue, 12th Floor
New York, New York 10022
USA
Email:
ashapiro@tigris.comashapiro@tigris.com
Attn: Andrew M. Shapiro, General Counsel

With a copy to:

Rhodium Ltd
Medinat Hayehudim St.
Herzeliya Pituach 46140
Email:
yaron@rhodium.co.ilyaron@rhodium.co.il
Attn: Yaron Kniajer, Managing Director &
CFO

Schedule 3 to SHA

SCHEDULE 4

THE PREFERRED C STOCKHOLDERS

Name and Address:

VIOLA VENTURES, III L.P.
Delta House
16 Abba Eben Avenue
Herzeliya 46725
Israel
Attn: Michal Cohen
Tel: +972-9-9720400
Fax: +972-9-9720401
Email:Michalc@Violaventures.comMichalc@Violaventures.com

Leon Recanati
27 Yoav St.,
690811, Israel
Fax: +972-9-9701866

RH INTERNET II LLC
c/o Tigris Group Inc. 535 Madison Avenue, 12th Floor
New York, New York 10022 USA

Email:
ashapiro@tigris.comashapiro@tigris.com
Attn: Andrew M. Shapiro, General Counsel

With a copy to:

Rhodium Ltd
Medinat Hayehudim St.
Herzeliya Pituach 46140
Email:
yaron@rhodium.co.ilyaron@rhodium.co.il
Attn: Yaron Kniajer, Managing Director & CFO

LIGHTSPEED VENTURE PARTNERS VII, L.P.
2200 Sand Hill Road, Suite 100
Menlo Park, CA 94025
USA

GEMINI ISRAEL IV (ANNEX FUND) L.P.
GEMINI PARTNERS INVESTORS IV (ANNEX FUND) L.P.
11 Hamenofim Street
Herzlia Pituach
Israel

PROVIDENT FUND OF THE EMPLOYEES OF THE HEBREW UNIVERSITY OF JERUSALEM LTD.
High-Tech Village 2\2
Givat Ram Jerusalem

MTS Investments Inc.
C\O Mutualart Inc.
298 Fifth Ave. NY, NY 10001
USA
Michel Crouhy
160 Clinton St. Brooklyn, NY 11201 USA

Zohar Gilon
28 Shalva Street

Herzliya Pituach

Israel

Yaron Galai
200 Rector Pl.
NY, NY 10280

Michal Edelstyn
30 Bathgate Road,
Wimbledon,
London,
SW19 5PJ

Schedule 4 to SHA

SCHEDULE 5

THE PREFERRED D STOCKHOLDERS

Name and Address:

VIOLA VENTURES, III L.P.
Delta House
16 Abba Eben Avenue
Herzeliya 46725
Israel
Attn: Michal Cohen
Tel: +972-9-9720400
Fax: +972-9-9720401
Email:Michalc@Violaventures.comMichalc@Violaventures.com

LIGHTSPEED VENTURE PARTNERS VII, L.P.
2200 Sand Hill Road, Suite 100
Menlo Park, CA 94025
USA

INDEX VENTURES GROWTH II (JERSEY), L.P.
Index Venture Growth Associates II Limited
5th Floor
44 Esplanade
St Helier
Jersey JE1 3FG
Channel Islands
Attention: Gemma Harries

INDEX VENTURES GROWTH II
PARALLEL ENTREPRENEUR FUND (JERSEY), L.P.
5th Floor
44 Esplanade
St Helier
Jersey JE1 3FG
Channel Islands
Attention: Gemma Harries

YUCCA (JERSEY) SLP
Intertrust Employee Benefit Services Limited
44 Esplanade
St Helier
Jersey JE4 9WG
Channel Islands
Attention: Sarah Earles

with a copy to:

Index Venture Management S.A.
2 rue de Jargonnant
Geneva
Switzerland
Fax: +41 22 737 0099
Attention: André Dubois

Zohar Gilon
28 Shalva Street
Herzliya Pituach
46705 Israel

Michal Edelstyn
30 Bathgate Road,
Wimbledon,
London,
SW19 5PJ

Schedule 5 to SHA

SCHEDULE 6

THE PREFERRED F STOCKHOLDERS

Name and address:
HARBOURVEST PARTNERS IX-VENTURE FUND L.P.
HARBOURVEST/NYSTRS CO-INVEST FUND L.P.
c/o HarbourVest Partners, LLC
One Financial Center
Floor
Boston MA 02111
Attn: Tiffany Obenchain
Tel +1 617 348 3707
Fax +1 617 350 0305

with a copy (which shall not constitute notice) to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Facsimile: 212-909-6836
Attn: David P. Iozzi
E-mail:
dpIozzi@debevoise.comdpIozzi@debevoise.com

VIOLA VENTURES, III L.P.
Delta House
16 Abba Eben Avenue
Herzeliya 46725
Israel
Attn: Michal Cohen
Tel: +972-9-9720400
Fax: +972-9-9720401
Email:Michalc@Violaventures.com

GEMINI ISRAEL IV L.P.
GEMINI PARTNERS INVESTORS IV L.P.
GEMINI ISRAEL IV (Annex Fund) L.P.
GEMINI PARTNERS INVESTORS IV
(Annex Fund) L.P.
11 Hamenofim Street
Herzlia Pituach
Israel

LIGHTSPEED VENTURE PARTNERS VII, L.P.
2200 Sand Hill Road, Suite 100
Menlo Park, CA 94025
USA

INDEX VENTURES GROWTH II (JERSEY), L.P.
INDEX VENTURES GROWTH II PARALLEL ENTREPRENEUR FUND (JERSEY), L.P.
5th Floor
44 Esplanade
St Helier
Jersey JE1 3FG
Channel Islands
Attention: Gemma Harries

with a copy (which shall not constitute notice) to:
Index Venture Management S.A.
2 rue de Jargonnant
1207 Geneva
Switzerland
Fax: +41 22 737 0099
Attention: André Dubois

YUCCA (JERSEY) SLP

Intertrust Employee Benefit Services Limited
44 Esplanade
St Helier
Jersey JE4 9WG
Channel Islands
Attention: Sarah Earles

Schedule 6 to SHA

with a copy to:
Index Venture Management S.A.
2 rue de Jargonnant
Geneva
Switzerland
Fax: +41 22 737 0099
Attention: André Dubois

Leon Recanati
27 Yoav St.,
690811, Israel
Fax: +972-9-9701866

RH INTERNET II LLC
c/o Tigris Group Inc.
535 Madison Avenue, 12th Floor
New York, New York 10022
USA
Email:
ashapiro@tigris.comashapiro@tigris.com
Attn: Andrew M. Shapiro, General Counsel

With a copy to:
Rhodium Ltd
91 Medinat Hayehudim St.
Herzeliya Pituach 46140
Email:
yaron@rhodium.co.ilyaron@rhodium.co.il
Attn: Yaron Kniajer, Managing Director & CFO

Zohar Gilon
Okeanos Hotel
50 Ramat Yam St.
Herzliya Pituach
Israel
Tel: +972-9-9543555

Vintage Investment Partners V (Israel), L.P.
Vintage Investment Partners V (Cayman), L.P.
Ackerstein Towers, Bldg D 10th Floor
12 Abba Eban Avenue
Herzliya Pituach, 46120 Israel

with a copy (which shall not constitute notice) to:
Amit, Pollak, Matalon & Co.
Nitsba Tower, 18th Fl.

17 Yitzhak Sadeh St.
Tel-Aviv 67775 Israel
Tel. +972 3 5689018 ext. 148
Fax. +972 3 5689017
Attn: Daniel Marcus, Adv.

MTS Investments Inc.
C\0 Mutualart Inc.
298 Fifth Avenue
NY, NY 10001

Schedule 6 to SHA (Cont’d)

SCHEDULE 7

THE PREFERRED G STOCKHOLDERS

Name and address:

Susquehanna Growth Equity Fund IV, LLLP

c/o Susquehanna Growth Equity, LLC

401 City Ave.

Bala Cynwyd, PA 19004

Attention: General Counsel

Schedule 7 to SHA

SCHEDULE 8

RIGHT OF FIRST REFUSAL HOLDERS

SUSQUEHANNA GROWTH EQUITY FUND IV, LLLP

GEMINI ISRAEL IV L.P.

GEMINI PARTNERS INVESTORS IV L.P.

LIGHTSPEED VENTURE PARTNERS VII, L.P.

Leon Recanati

PROVIDENT FUND OF THE EMPLOYEES OF THE HEBREW UNIVERSITY OF JERUSALEM LTD.

Michel Crouhy

VIOLA VENTURES, III L.P.

RH Internet II LLC

Zohar Gilon

Yaron Galai

GEMINI ISRAEL IV (ANNEX FUND) L.P.

GEMINI PARTNERS INVESTORS IV (ANNEX FUND) L.P.

MTS Investments Inc.

Michel Crouhy

Michal Edelstyn

INDEX VENTURES GROWTH II (JERSEY), L.P.

INDEX VENTURES GROWTH II PARALLEL ENTREPRENEUR FUND (JERSEY), L.P.

YUCCA (JERSEY) SLP

HARBOURVEST PARTNERS IX-VENTURE FUND L.P.

HARBOURVEST/NYSTRS CO-INVEST FUND L.P.

Vintage Investment Partners V (Israel), L.P.

Vintage Investment Partners V (Cayman), L.P.

Gruner + Jahr GmbH

Schedule 8 to SHA

SCHEDULE 9

G+J

Name and address:

Gruner + Jahr GmbH
Am Baumwall 11
20459 Hamburg
Germany

With a copy to:

Bertelsmann SE & Co. KGaA

Attn.: Dr. Michael Kronenburg

Carl-Bertelsmann-Str. 270

33311 Gütersloh, Germany

Fax: +49 5241 80642820

Email: michael.kronenburg@bertelsmann.de

Schedule 9 to SHA

Exhibit A

JOINDER AGREEMENT

In reference to the Amended and Restated Stockholders’ Agreement made as of ____________, 2019, among Outbrain Inc., a Delaware corporation (the “Company”) and the other parties named therein (the “Agreement”):

WHEREAS, [according to the Company’s 2007 Omnibus Securities and Incentive Plan each Holder (as such term is defined therein)] / [pursuant to that certain Warrant Agreement between the Company and the Holder (as such term is defined therein), the Holder] is required to enter and be bound by the terms of the Agreement; and

WHEREAS, the Holder named herein has acquired shares of the Company, and has received a copy of the Agreement and desires to join in and agrees to be bound by the terms and provisions thereto, and the Company desires to grant to the Holder certain rights and obligations in accordance with the Agreement (as it may be duly amended from time to time).

NOW THEREFORE, the parties hereto hereby agree as follows:

1.       Upon the execution of this instrument, the Holder, whose details are set forth in Section 2 hereof, shall become a party to the Agreement (as it may be duly amended from time to time) and shall for all purposes be deemed to be a Common Stockholder thereunder and subject to all of the obligations of a Common Stockholder set forth therein.2. Name of Holder:

Address for notices:

Fax:

E-mail:

IN WITNESS WHEREOF each of the parties has executed this instrument as of ____________________ , _____  in one or more counterparts.

[HOLDER]		OUTBRAIN INC.

By:		By:
	Name: Title:		Name: Title:

Exhibit A to SHA